UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2025
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1 S Wacker Dr, Suite 3210
Chicago, Illinois, 60606
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2025, Strategic Realty Trust, Inc. (the “Company”), Strategic Realty Operating Partnership L.P. (the “Operating Partnership”), and SRT Advisor LLC (the “Advisor”) entered into a Liquidation Services Agreement (the “Liquidation Services Agreement”) to facilitate the completion of the winding up of the Company.
The Liquidation Services Agreement terminates the Advisory Agreement between the parties pursuant to which the Advisor provided advisory services to the Company in exchange for certain fees and expense reimbursements.
In addition, the Liquidation Services Agreement provides that the Advisor will perform certain administrative and related matters in connection with the final winding-up of the Company in exchange for (i) a fee in the amount of $83,333 and (ii) an expense reimbursement amount of $387,676 to cover any and all expenses, whether known or unknown to be incurred on behalf of the Company in connection with the complete wind up and liquidation of the Company. The expense reimbursement amount includes the cost of a six-year tail insurance policy, an estimate for the costs associated with the remaining liquidation activities, and a contingency reserve amount. The Liquidation Services Agreement will terminate upon the later of (i) the date the Advisor completes all services necessary for the complete liquidation and winding up of the Company and (ii) February 26, 2027. Any residual expense reimbursement amount remaining upon termination of the Liquidation Services Agreement will become the property of the Advisor.
Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above regarding the termination of the Advisory Agreement is incorporated into this Item 1.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders
On February 27, 2025, the Company filed articles of dissolution (the “Articles of Dissolution”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) pursuant to the Company’s plan of complete liquidation and dissolution (the “Plan of Liquidation”). The Plan of Liquidation was approved by the Company’s board of directors on May 9, 2023, subject to stockholder approval, and was approved by the Company’s stockholders on August 23, 2023. The Articles of Dissolution became effective upon their acceptance for record by the SDAT on February 27, 2025 (the “Effective Date”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth above under Item 3.03 with respect to the filing of the Articles of Dissolution is incorporated herein by reference.
Item 8.01. Other Events
Liquidating Distribution Authorized

Pursuant to the terms of the Plan of Liquidation, the Company’s board of directors authorized a liquidating distribution in the amount of $0.148873824 per share of common stock to the Company’s stockholders of record as of the close of business on February 26, 2025 (the “Liquidating Distribution”). The Liquidating Distribution will be funded from net proceeds from the Company’s liquidation. The Company expects to pay the Liquidating Distribution on March 4, 2025.

The Liquidating Distribution will generally be characterized as a return of capital, to the extent the stockholder has sufficient basis, and will be included in each stockholder’s Form 1099 for the year ending December 31, 2025. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Liquidating Distribution in light of their particular investment or tax circumstances.

Following the payment of the Liquidating Distribution, all shares of the Company’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders will cease and terminate. In addition, the Company will file appropriate notification with the Securities and Exchange Commission to fully terminate its obligations under the U.S. securities laws.

Company Information on Liquidating Distribution

As discussed in the proxy statement pursuant to which stockholder approval for the Plan of Liquidation was solicited, the range of estimated liquidating distributions per share was based upon market, economic, financial and other circumstances and conditions existing as of the date of the proxy statement, and no assurances were provided as to the ultimate amount of liquidating distributions to be received. Unfortunately, the challenges affecting the U.S. commercial real estate industry generally, in particular with respect to persistent inflation and increased interest rates, as well as circumstances specific to the Company’s portfolio, adversely impacted the ultimate amount of liquidating distributions to be received by our stockholders. The following are some of the factors that caused our liquidating distributions to be less than the amount estimated as well as a discussion of the overall decline in the value of the Company’s portfolio.

Beginning in early 2022, inflation in the United States accelerated and, while moderating compared to year-over-year increases in 2021 and 2022, continued at a relatively elevated level throughout 2023 and in early 2024. To combat inflation, the Federal Reserve raised interest rates more quickly than any other rate cycle in recent history. The increases in interest rates resulted in higher debt service costs, which impacted the lending activity in the debt markets and also impacted the market for buyers to purchase properties due to rising capitalization rates during the period we were marketing our properties for sale. As discussed in the proxy statement, the weakness in the real estate capital markets due to the combination of rising interest rates, significant inflation, and the economic slowdown, along with a lack of transaction volume for U.S. commercial properties, caused valuations for U.S. commercial properties to fluctuate and increased uncertainty of valuations in the market. Ultimately, the sales price of our properties decreased significantly relative to our estimates .

In addition, at the end of 2023 one of the Company’s largest tenants stopped paying rent to us and we were unable to meet the financial covenants required to extend the term of our outstanding debt obligation, which was secured by our six remaining operating properties. As a result, on January 9, 2024, we were in maturity default on our outstanding loan. This unanticipated tenant default and resultant inability to extend the term of our loan through January 2025 resulted in significant default interest costs while simultaneously reducing cash flow to the Company from rent. In addition, the significant lease default reduced the cash flow generated from the property and thereby reduced the resale value of the property relative to our estimated value.

Throughout the end of 2023 and through the sale of the Silverlake Collection on February 7 2025, the Company experienced a delinquency from its largest tenant that resulted in the Company not meeting its extension option for its loan, which resulted in significant interest and default interest costs to the Company, while simultaneously reducing cash flow from rent. In addition, the Company had significant general and administrative costs due to its requirement to file with the SEC and as a Non-Traded Public REIT.

Further, prior to the implementation of the Plan of Liquidation, the Company’s net asset value per share had decreased from the onset of COVID-19 in 2020. With a limited real estate portfolio of urban retail properties concentrated in California, and San Francisco in particular, downturns in California geographic markets had a more significant adverse impact on the net asset value of the Company than if the Company had invested in a more diversified investment portfolio. In particular, California instituted some of the most stringent mitigation policies in response to the COVID-19 pandemic and the majority of the Company’s tenants were required to close their stores at one point during the pandemic and/or operate with significant restrictions. In addition, the Company’s operations were impacted by the particularly tenant-friendly government mandates adopted by the City of San Francisco that limited landlords’ ability to evict tenants and collect rent. The COVID-19 pandemic negatively impacted the Company’s financial condition and results of operations, including but not limited to, tenant defaults and delinquencies leading to declines in real estate rental revenues, lease restructures, reductions in retail property values and delays in construction and leasing activity, from which the portfolio did not fully recover. In particular, the Company had invested in two development projects, 3032 Wilshire and Sunset & Gardner, which suffered from derailed leasing momentum as a result of the pandemic and accounted for a majority of the Company’s net losses during 2020, 2021 and 2022 when the projects were sold.

As discussed in the proxy statement, from inception, the Company has paid distributions, including a special distribution in November 2015 in cash and common stock, of $29,106,639. Based solely on the 10,957,289 fully diluted shares currently outstanding and the total amount of distributions paid by the Company since inception, distributions per share since inception would equal $2.66. As the Company has issued and redeemed shares over the course of its life cycle this distribution per share since inception number is not representative of distributions received by any one stockholder. In addition, it does not take into account amounts reinvested or paid for the redemption of common stock. Stockholders who purchased shares earlier in the offering would have received more than this amount and stockholders who purchased shares later in the offering would have received less than this amount.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Ex. Description
3.1.    Articles of Dissolution
104 Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: February 28, 2025	By:	/s/ Ryan Hess
Ryan Hess
Chief Financial Officer